                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of April 18, 1996 (the "Agreement"), by and among LASERSIGHT INCORPORATED, a Delaware corporation ("Parent"), LSI ACQUISITION, INC., a New Jersey corporation ("Newco"), EYE DIAGNOSTICS & SURGERY, P.A., a New Jersey corporation, d/b/a Northern NJ Eye Institute (the "Company"), JOHN W. NORRIS, M.D. ("Norris"), and BERNARD SPIER, M.D. ("Spier" and collectively with Norris, the "Stockholders").

                                 R E C I T A L S

      WHEREAS, prior to the merger contemplated by this Agreement the Company shall reorganize as a general business corporation;

      WHEREAS, Parent desires to acquire all of the issued and outstanding shares of the Company's common stock, no par value per share (the "Company Common Stock") by means of a merger (the "Merger") of the Company with and into Newco (with Newco being the surviving corporation), pursuant to which the Stockholders shall receive shares of stock of Parent;

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS,   the   Company  and  Parent   each   desires  to  make   certain
representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

      SECTION 1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of New Jersey Business Corporation Act, as amended (the "Act"), the Company shall be merged with and into Newco as soon as practicable after satisfaction or waiver of the conditions set forth in
Article VI. Following the Merger, the separate existence of the Company shall cease, and Newco shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The Company and Newco are sometimes herein collectively referred to as the "Constituent Corporations".

      SECTION 1.2. Effect of the Merger. The Merger shall have the effects set forth in the Act. From and after the Effective Time (as defined below), the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

      SECTION 1.3. Articles of Incorporation of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed as provided therein or as otherwise provided by law.

      SECTION 1.4. Bylaws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended or repealed as provided therein or as otherwise provided by law.

      SECTION 1.5. Board of Directors and Officers of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the directors and the officers of Newco immediately prior to the Effective Time shall be the directors and initial officers of the Surviving Corporation, respectively, each of such directors and officers to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      SECTION 1.6. Effective Time of the Merger. The Constituent Corporations will cause a certificate of merger related to the Merger of the Company into Newco (the "Certificate of Merger") and such other documents as are required by the Act to be duly filed with the New Jersey Secretary of State prior to 4:00 p.m. eastern time on the Closing Date (as hereinafter defined), provided that the conditions set forth in Article VI have been satisfied or waived. The Merger shall become effective upon the filing of the Certificate of Merger and such other documents as are required by the Act to be filed (the time of such filing being the "Effective Time").

                                   ARTICLE II

                       CONVERSION OF COMPANY COMMON STOCK

      SECTION 2.1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

      (a) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned directly or indirectly by the Company ("Treasury Company Common Stock"), shall be cancelled, and no consideration shall be delivered in exchange therefor.

      (b) Conversion of the Company Common Stock. Subject to Section 2.7, each issued and outstanding share of the Company Common Stock, other than Treasury Company Common Stock, shall be converted into, or become exchangeable for, as applicable, the following: the number of shares of validly issued, fully paid and nonassessable common stock, $.001 par value, of Parent ("Parent Common Stock") equal to the Company Conversion Ratio (as defined herein). For purposes of this Agreement, "Company Conversion Ratio" means a fraction, the numerator of which is equal to 172,842, and the denominator of which is equal to the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

      SECTION 2.2.  Reconciliation of Purchase Price.

      (a) On the second anniversary of the Closing Date (the "Valuation Date"), Parent shall calculate the purchase price shortfall (the "Purchase Price Shortfall") by subtracting (i) $2,592,632.00, from (ii) the number resulting from multiplying 172,842 times the Adjusted Valuation Price (as defined herein). If the Purchase Price Shortfall is a positive number no further action will be necessary. If the Purchase Price Shortfall is a negative number, then Parent agrees to (i) pay the amount of the Purchase Price Shortfall in cash to the Stockholders, or (ii) issue to the Stockholders additional shares of Parent Common Stock with a value equal to the Purchase Price Shortfall (such shares of Parent Common Stock shall be referred to as "Additional Stock"), or (iii) resolve the Purchase Price Shortfall through a combination of the payment of cash and the issuance of Additional Stock. Parent, in its sole discretion, shall determine whether to pay cash or issue shares of Parent Common Stock to pay the Purchase Price Shortfall.

The "Adjusted Valuation Price" shall equal the average closing price of a share of Parent Common Stock for the ten calendar day period immediately preceding the second anniversary of the Closing Date, as reported by the NASDAQ Stock Market or such other securities exchange or national market system on which Parent Common Stock is then listed.

      (b) Notwithstanding the foregoing, in no event will (i) the amount of the Purchase Price Shortfall exceed $864,212.00, or (ii) Parent be required to issue more than 86,421 shares of Additional Stock.

      (c) Any payment of cash or distribution of Additional Stock to a Stockholder pursuant to this Section 2.2 shall be in the same proportion to the aggregate amount of payments or distributions, as applicable, pursuant to this
Section 2.2 as the number of shares of Parent Common Stock such Stockholder received at the Closing (as defined in Section 7.1) bears to the aggregate number of shares of Parent Common Stock issued at the Closing.

      (d) Notwithstanding the foregoing, the number of shares of Additional Stock to be issued pursuant to this Agreement shall be equitably adjusted to the extent that such adjustment is necessary to preserve the economic value of such shares in the event of a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation or similar event, of or by Parent between the date of this Agreement and the date Additional Stock is issued.

      (e) No fractional shares of Parent Common Stock will be issued, but in lieu thereof a cash payment shall be calculated in accordance with Section 2.7 utilizing the Adjusted Valuation Price.

      SECTION 2.3. Status of Newco Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Newco, each issued and outstanding share of common stock of Newco shall continue unchanged and remain outstanding as a share of common stock of Newco.

      SECTION 2.4. Payment Exchange of Certificates. At Closing the Company shall deliver to Parent the certificates representing all of the issued and outstanding shares of capital stock of the Company, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In exchange for the delivery of such certificates, Parent shall deliver to the Company or the Stockholders the consideration as described in Section 2.1. Parent shall have no obligation to deliver to Stockholders the consideration described in Section 2.1 except to the extent that Stockholders have caused certificates representing Company Common Stock (or affidavits of lost certificate in form and substance acceptable to Parent, if applicable) to be tendered to Parent.

      SECTION 2.5. No Further Ownership Rights in Company. At and after the Effective Time, each holder of shares of Company Common Stock immediately prior to the Effective Time shall cease to have any rights as a stockholder of the Company, except for the right to surrender such stockholder's certificates in exchange for receipt of the consideration described in Section 2.1, and after the Effective Time, no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Company.

      SECTION 2.6. Transfer of Parent Common Stock. All Parent Common Stock issued and delivered pursuant to this Agreement will be authorized but previously unissued shares of the Parent's common stock which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Unless and until otherwise permitted by this Agreement, each certificate of Parent Common Stock issued pursuant to this Agreement to any Stockholder, or their nominee, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "These shares have not been registered under the Securities Act of 1933 and may not be offered for sale, sold, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act or pursuant to an exemption from the registration requirements of such Act. Further, any such offer, sale, pledge or transfer is subject to the conditions specified in an Agreement and Plan of Merger dated as of April 18, 1996 ("Agreement") delivered in connection with the issuance of such shares by LaserSight Incorporated, a copy of which Agreement will be furnished to the holder hereof upon request and without charge."

     SECTION 2.7. Fractional Company Common Stock. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to such fraction multiplied by the closing price of a share of Parent Common Stock as of the date of this Agreement as reported by the NASDAQ Stock Market.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE STOCKHOLDERS

      The representations and warranties set forth below in Sections 3.1 through
3.26 are made to Parent by the Company. The representations and warranties set forth in Sections 3.27 through Section 3.31 are made to Parent by the Company and the Stockholders. The representations and warranties set forth in Sections
3.32 through Section 3.33 are made to Parent by the Stockholders. In connection with the following representations and warranties, to the extent any representation or warranty is made "to the best of the Company's knowledge" such phrase shall mean the knowledge of either of the Stockholders or Richard W. Jones, Chief Operating Officer of the Company.

      SECTION 3.1. Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey and has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted. The Company is duly qualified to do business in the state of New Jersey, which is the only jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary.

      SECTION 3.2. Capitalization of the Company. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which 200 shares are issued and outstanding and owned of record and beneficially by Stockholders. All of the Company Common Stock has been duly authorized and validly issued, and is fully paid and non-assessable. Except as set forth on
Schedule 3.2, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the Company Common Stock. Except as set forth on
Schedule 3.2, the Stockholders have, and will have at the Closing, valid and marketable title to all of the Company Common Stock, and shall deliver the Company Common Stock to Parent at the Closing, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions of any kind or nature whatsoever.

      SECTION 3.3. Subsidiaries and Equity Investments. The Company does not have any subsidiaries, nor does the Company have any, direct or indirect, investment interest in any entity which exceeds ten percent (10%) of the ownership or voting rights of such entity, nor does the Company have, or pursuant to any agreement have the right to acquire at any time by any means, directly or indirectly, an equity interest or investment in any corporation, partnership, joint venture or other entity.

      SECTION 3.4. Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the unanimous vote of both the Company's Board of Directors and the Stockholders. No other corporate action on the part of the Company is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes valid and binding obligations of Parent and Newco, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

      SECTION 3.5. No Violation. Except as set forth on Schedule 3.5, none of the execution, delivery nor the performance by the Company of this Agreement violates or will violate any provision of law, of any order, judgment or decree of any court or other governmental or regulatory authority, or of the charter documents or by-laws of the Company, nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits, authorizations or approvals referred to in
Section 3.15 hereof; provided, however, no representation or warranty is made herein with respect to the items set forth on Schedule 3.15.

      SECTION 3.6. Consents and Approvals. Except as set forth on Schedule 3.5, no consent, waiver, authorization, or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and no declaration to or filing or registration with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by the Stockholders or the Company or the performance by the Stockholders or the Company of their obligations hereunder, except as would not have a Material Adverse Effect (as defined herein). For purposes hereof, "Material Adverse Effect" means an event, condition, development or circumstance, taken as a whole, which has or may have a more than five percent (5%) monetary adverse effect on the assets, business, operations, condition (financial or otherwise) of the Company.

      SECTION 3.7. Financial Statements. The Stockholders and the Company have heretofore furnished to Parent and Newco (i) copies of the unaudited financial statements of the Company for the fiscal years ending December 31, 1993, December 31, 1994 and December 31, 1995, and (ii) copies of the unaudited internal financial statements (the "Balance Sheet") of the Company as of February 29, 1996 (the "Balance Sheet Date"), copies of which are attached hereto as Schedule 3.7 (such financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements (a) were prepared on a consistent basis throughout the periods covered thereby, (b) present fairly the financial position, results of operations of the Company as of such dates and for the periods then ended (subject, in the case of the interim Financial
Statements,  to normal  year-end  adjustments  consistent  with prior  periods),
(c) are complete and correct and in accordance with the books of account and records of the Company, and (d) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes. Adequate records exist and are on the Company's premises or otherwise available which support and document the operations of the Company as reflected on the Financial Statements.

      SECTION 3.8. Absence of Certain Changes or Events. Since the Balance Sheet Date, there has been no Material Adverse Effect to the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of the Company, except in the ordinary course of business. To the best of the Company's knowledge, there is no event, condition, circumstance or development which will have a Material Adverse Effect on the assets, properties, operations, net income or financial condition of the Company.

      SECTION 3.9. Tax Matters. All tax and information returns required to have been filed by the Company with the United States of America, all state and local government authorities and all foreign jurisdictions have been duly filed and each such return correctly reflects the income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities and all other information required to be reported thereon. The Company has paid all income, franchise, business, property, sales, use, value-added, withholding, payroll, excise, capital and other taxes shown to be due and payable on said returns, and all penalties, assessments or deficiencies of every nature and description incurred or accrued prior to the Balance Sheet Date, except to the extent that such amounts are reserved for on the latest balance sheets included in the Financial Statements. Except as set forth on Schedule 3.9, the income tax returns of the Company have not been audited by any federal, state or local tax authority or agency. No consent extending any statute of limitations has been filed by the Stockholders or the Company with respect to any tax liability for any year.

      SECTION 3.10. Absence of Undisclosed Liabilities. The Company has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Financial Statements, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company, and except as would not have a Material Adverse Effect. Except as shown in the Financial Statements, the Company is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

      SECTION 3.11. Interests in Real Property. The Company does not own any real property.

      SECTION 3.12. Leases. Schedule 3.12 attached hereto and made a part hereof, contains an accurate and complete list and general description of the terms of all leases to which the Company is a party (as lessee or lessor). As of the Closing Date, each lease set forth in Schedule 3.12 (or required to be set forth in Schedule 3.12) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no material waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the merger hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The Company has not violated any of the terms or conditions under any such lease in any material respect, and, as of the Closing Date, to the best knowledge, information and belief of the Stockholders and the Company, all of the covenants to be performed by any other party under any such lease have been fully performed in all material respects. All buildings, structures, improvements and fixtures leased or used by the Company in the conduct of its businesses conform in all material respects to all applicable codes and rules adopted by national and local associations and boards of insurance underwriters; and all such buildings, structures, improvements and fixtures are in good operating condition and repair.

      SECTION 3.13. Personal Property. Except for properties and assets reflected in the Financial Statements or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, the Company has good, valid and marketable title to (a) all its material personal properties and assets (tangible and intangible), including, without limitation, all the properties and assets reflected in the Financial Statements, and (b) all the personal properties and assets purchased by the Company since the Balance Sheet Date, in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the Financial Statements, and (ii) liens reflected in the U.C.C. lien searches, copies of which are attached to Schedule 3.13, and (iii) as set forth on Schedule 3.13.

      SECTION 3.14. Trademarks, Trade Names, Patents, Copyrights, and Know-How. Set forth in Schedule 3.14 hereto is a true and correct list of all United States and foreign trademarks, service marks, trade names, patents and copyrights (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or used in the business of the Company (the "Intangible Assets"). To the best of the Company's knowledge, there is no restriction affecting the Company's use of any of the Intangible Assets, and no license has been granted with respect thereto. The Company has not received notice and is not aware of any challenge to the Company's use of the Intangible Assets. Each of the Intangible Assets is not involved in any pending or, to the best of the Company's knowledge, threatened administrative or judicial proceeding, and, to the best of the Company's knowledge, does not conflict with any rights of any other person, firm or corporation. To the best of the Company's knowledge, none of the Company's operations involves any infringement of any proprietary right of any other person, firm or corporation.

      SECTION 3.15. Licenses,  Permits and Governmental Approvals.  Set forth in
Schedule 3.15 hereto is a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to the Company and any of the Professionals (as defined herein) by the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses"), and all pending applications therefor. Each License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the best of the Company's knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect. The Licenses are sufficient in all respects to permit the lawful conduct of the Company's business in the manner now conducted, and the Company's operations are not being conducted in a manner which violates any of the terms or conditions under which any License was granted. The parties acknowledge and agree that the Licenses are not being transferred as part of the Merger.

      SECTION 3.16. Compliance with Laws. The business and operations of the Company have been and are being conducted in all material respects in accordance with all laws, regulations, orders and other legal requirements applicable thereto, and neither Stockholders nor the Company has received notice of any violation of any such law, regulation, order or other legal requirement, or is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Company or any of its assets, properties or operations.

      SECTION 3.17. Litigation. Except as set forth on Schedule 3.17, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the Company's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against either Stockholder (in connection with the provision of professional services), or the Company or any of the Company's officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of the Company or the transactions contemplated by this Agreement. Neither the Company nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, which affects the assets, properties, operations, prospects, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

     SECTION 3.18. Contracts. Set forth in Schedule 3.12 or Schedule 3.18 hereto is a list of all written contracts, agreements, documents and other instruments to which the Company is a party and which have a term of one year or greater or which in the aggregate provide for the expenditure of at least $2,500, including without limitation (such contracts, agreements, documents and other instruments to be referred to herein as "Material Contracts"), (i) contracts, agreements and commitments between the Company and any medical doctor, doctor of osteopathy and doctor of optometry ("Professionals"); (ii) purchase and supply contracts; (iii) contracts, loan agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (iv) leases and subleases of real or personal property; (v) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (vi) documents granting any power of attorney with respect to the affairs of the Company; (vii) suretyship contracts, working capital maintenance or other form of guaranty agreements; (viii) contracts or commitments limiting or restraining the Company or any of the Stockholders from engaging or competing in any lines of business or with any person, firm, or corporation; (ix) partnership and joint venture agreements; and (x) all amendments, modifications, extensions or renewals of any of the foregoing. Schedule 3.18 also includes a list of all contracts, agreements and commitments between the Stockholders, the other physician employees of the Company and health maintenance organizations, preferred provider organizations, physician hospital organizations or other similar managed care entities. The parties acknowledge and agree that these contracts, agreements and commitments are not held by the Company and are not being transferred as part of the Merger. To the best of the Company's knowledge, each Material Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally. The Company has performed all material obligations required to be performed by it to date under, and is not in default in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best knowledge of Stockholders and the Company no other party to any Material Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. True and complete originals or copies of all of the Material Contracts have been delivered to Parent or its representatives by Stockholders or the Company. The Company has no Material Contracts related, directly or indirectly, to the operation of its business which is not in writing.

     SECTION 3.19. Accounts Receivable. All accounts receivable payable to the Company as reflected on the Company's books and records as of the Closing Date are due and valid claims against account debtors for services rendered and, to the Company's knowledge, are not subject to any defense, offset, or counterclaims, except to the extent reflected on the most recent Financial Statements. All accounts receivable arose in the ordinary course of business, and none of the obligors of such receivables have refused or given notice that it refuses to pay the full amount thereof. The Company has not incurred any liabilities to customers for discounts, returns, allowances, or otherwise.

     SECTION 3.20. Employee Plans and Contracts. All employee benefit plans, as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or maintained by the Company ("Employee Plans") are identified in Schedule 3.20. No such Employee Plan is a multi-employer plan as defined in Section 3(37)(A) of ERISA. No such Employee Plan which is a welfare benefit plan as defined in Section 3(1) of ERISA provides benefits to employees of the Company after their retirement or other termination of employment with Company.

     SECTION 3.21. Insurance. Set forth in Schedule 3.21 hereto is a true and complete list of all insurance policies in force with respect to the assets, properties or operations of the Company (including, without limitation, professional liability insurance maintained by or on behalf of the Stockholders and Professionals), together with a summary description of the premiums currently paid thereon, the hazards insured against and the dollar amount of coverage. True and complete copies of all such insurance policies have been furnished to Purchaser and Newco by Stockholders. Such policies are in full force and effect in all material respects with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are adequate to protect the properties and businesses of the Company.

     SECTION 3.22. Labor Agreements. The Company is not a party to any agreement with any labor organization applicable to employees of the Company.

     SECTION 3.23. New Employee Plans and Certain Salaries. Since the Balance Sheet Date the Company has not (i) instituted or agreed to institute any new Employee Plan whereunder the Company has any obligations, contingent or otherwise, (ii) made or agreed to make any increase in the compensation payable or to become payable by the Company to any of its directors, officers or employees, except in accordance with the customary and existing compensation policies of the Company, or (iii) paid or accrued or agreed to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any of the directors, officers or employees of the Company, except in accordance with the customary and existing compensation policies of the Company.

     SECTION 3.24. Transactions with Directors, Officers and Affiliates. Set forth on Schedule 3.24 is a true and complete list of all transactions between the Company and (i) Stockholders or any spouse or relative of the Stockholders, or (ii) any director, officer, employee, stockholder or affiliate as defined in Rule 405 promulgated by the Securities and Exchange Commission ("SEC") of the Company, except on an arm's-length basis in accordance with normal business practices. Except as set forth on Schedule 3.24, to the best knowledge of the Stockholders and the Company, after reasonable inquiry, during the past three
(3) years none of the officers or directors of the Company, or any spouse of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company, except on an arm's-length basis in accordance with normal business practices.

     SECTION 3.25. Propriety of Records and Past Payments. Except for transactions which in the aggregate would not have a Material Adverse Effect on the business, financial condition, assets, liabilities, results of operations, income or management of the Company: no funds or assets of the Company have been used for illegal purposes; no unrecorded fund or assets of the Company has been established for any purpose; no accumulation or use of the Company's corporate funds has been made without being properly accounted for in the books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign.

     SECTION 3.26. Powers of Attorney and Compensation of Employees. Set forth in Schedule 3.26 is an accurate and complete list showing (i) the name and address of each bank, trust companies, savings and loan associations and other financial institutions at which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto (prior to the Effective Time the Company will deliver or make available to Parent copies of all records pertaining to such accounts or safe deposit boxes), (ii) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof, and (iii) the names of all persons whose compensation from the Company for the fiscal year ended on December 31, 1995 exceeded an annualized rate of $25,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

     SECTION 3.27. Accuracy of Information. None of the representations, warranties or statements contained in this Agreement, in the exhibits hereto, or in any other agreement, instrument or document executed or delivered by or on behalf of Stockholders in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

     SECTION 3.28. No Changes Prior to Date of this Agreement. No Changes Prior to Date of this Agreement. During the period from the Balance Sheet Date to and including the date of this Agreement, except as expressly contemplated hereby or set forth on the disclosure schedules hereto, the Company will not have (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (iv) made any capital expenditure or commitment therefor, except in the ordinary course of business, (v) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (vi) made any bonus or profit sharing distribution or payment of any kind, except in the ordinary course of business, (vii) increased its indebtedness for borrowed money, except current borrowings from banks or the Stockholders in the ordinary course of business, or made any loan to any Person, (viii) written off as uncollectible any notes or capitation fees, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company, (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (x) canceled or waived any claims or rights of substantial value, (xi) made any change in any method or accounting or auditing practice, (xii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, (xiii) agreed, whether or not in writing, to do any of the foregoing, or (xiv) hired any new employees, except in the ordinary course of business.

     SECTION 3.29. Purchase for Investment; Restricted Securities. Purchase for Investment; Restricted Securities. Each Stockholder will acquire the Parent Common Stock for his own accounts for investment and not with a present view toward any resale or distribution thereof. Certificates representing the acquired Parent Common Stock shall bear the restrictive legend set forth in
Section 2.6 hereof indicating the absence of registration under the Securities Act and imposing all applicable transfer restrictions thereon. The holders of the Parent Common Stock issued pursuant to the terms hereof shall not transfer such shares in violation of any applicable federal, state or local laws, rules or regulations.

     SECTION 3.30. Fraud and Abuse. None of the Company's officers, directors, and employees, or the Stockholders have engaged in any activities which are prohibited under U.S.C. 1320a-7b, or the regulations promulgated pursuant to such statute, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

     SECTION 3.31 Parent Common Stock.

     (a) Each Stockholder acknowledges the delivery by Parent and such Stockholder's receipt of (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) Parent's proxy statement relating to its 1995 annual meeting of stockholders, and (iii) such other publicly available information relating to Parent as was requested by such Stockholder (collectively, the "SEC Filings").

     (b) Each Stockholder acknowledges that representatives of Parent have responded to all questions of such Stockholder relating to the SEC Filings.

     (c) Each Stockholder has relied upon consultations with its legal, financial and other advisers with respect to this transaction, and the nature of the investment together with the additional information concerning Parent set forth in the information provided in Section 3.31(a) above.

     (d) The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the issuance by Parent of the Parent Common Stock.

     SECTION 3.32 Authority. This Agreement has been duly and validly executed and delivered by the Stockholders and, assuming this Agreement constitutes valid and binding obligations of Parent, Newco and the Company, will constitute a valid and binding obligation of the Stockholders enforceable against the Stockholders in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Each of the Stockholders has the necessary legal capacity to enter into and perform this Agreement and the other agreements contemplated hereby.

     SECTION 3.33 Agreements, Judgments and Decrees Affecting Stockholders. Each of the Stockholders represents and warrants that he is not subject to any agreement, judgment or decree adversely affecting his ability to satisfy his obligations hereunder.


Except as set forth in this Article III, neither of the Company nor the Stockholders make any representation or warranty to Parent.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

     The  representations and warranties set forth below in Sections 4.1 through
4.5 and in Section 4.7 are made to the Company and the Stockholders by Parent and Newco and references in such Sections to Parent shall also be deemed to be references to Newco unless the context indicates otherwise. The representations and warranties set forth in Section 4.6 are made to the Company and the Stockholders by Newco.

     SECTION  4.1.  Corporate   Organization.   Parent  is  a  corporation  duly
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted.

     SECTION 4.2. Corporate Authority. As of the Closing Date, Parent will have the corporate power to enter into this Agreement and to carry out its respective obligations hereunder and thereunder. As of the Closing Date, the execution and delivery of this Agreement and the performance of Parent's obligations hereunder, will have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent will be necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Parent and, as of the Closing Date, will constitute valid and legally binding obligations of Parent, enforceable against Parent in accordance with the terms hereof and thereof, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     SECTION 4.3 No Violation. Neither the execution, delivery nor the performance by Parent of this Agreement violates or will violate any provision of law, of any order, judgment or decree of any court or other governmental or regulatory authority, or of the charter documents or by-laws of Parent, nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Parent is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Parent.

     SECTION 4.4. Investment Intent. The Company Common Stock will be acquired hereunder solely for the account of Parent and its specified designees, for investment, and not with a view to the resale or distribution thereof, subject to the right of Parent and any such designees to sell, assign, transfer or distribute any or all of the Company Common Stock to any corporation which is an affiliate of Parent, as defined in Rule 405 promulgated by the SEC.

     SECTION 4.5. Consents and Approvals. Other than the filing of the Certificate of Merger pursuant to the Act and requirements of federal and state securities laws, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by Parent or Newco of the transactions contemplated by this Agreement.

     SECTION 4.6. Capitalization of Newco. The authorized capital stock of Newco consists of 1,000 shares of common stock, $.001 par value, of which 1,000 shares are issued and outstanding. All of the Newco common stock has been duly authorized and validly issued, and is fully paid and non-assessable. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of Newco's common stock.

     SECTION 4.7. Accuracy of Information. None of the representations, warranties or statements contained in this Agreement, in the exhibits hereto, in the SEC Filings or in any other agreement, instrument or document executed or delivered by or on behalf of Parent in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

Except as set forth in this Article IV, neither Parent nor Newco make any representation or warranty to the Company or the Stockholders.


                                    ARTICLE V

                              ADDITIONAL COVENANTS

     SECTION 5.1. Indemnification As Exclusive Remedy.

     (a) The Stockholders and the Company agree, to indemnify and hold Parent and its affiliates, and its officers, directors and agents harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of (i) the failure of any representation or warranty made by the Stockholders or the Company in this Agreement or in any Schedule delivered pursuant hereto to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date ("Company Representation Breach"), or (ii) the breach by or nonperformance of the Company of any of the covenants contained in Sections 5.3, 5.4, 5.5, 5.6, 5.9, 5.10 and
5.11 ("Company Covenant Breach" and collectively with a Company Representation Breach a "Company Breach"); provided that the indemnification covenant contained in this Section will not require the Stockholders or the Company to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

     (b) Parent agrees to indemnify and hold the Stockholders and their respective heirs and assigns, and the Company and its affiliates and its officers, directors and agents harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of (i) the failure of any representation or warranty made by Parent in this Agreement to be true and correct in all material respects as of the date of this

Agreement and as of the Closing Date ("Parent Representation Breach"), or (ii) the breach by or nonperformance of Parent of any of the covenants contained in
Section 5.5 ("Parent Covenant Breach" and collectively with a Parent Representation Breach a "Parent Breach"); provided that the indemnification covenant contained in this Section will not require Parent to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

     (c) The party indemnified under Section 5.1 or 5.2 (the "Indemnified Party") shall notify in writing the indemnifying party (the "Indemnifying Party") within (i) 60 days after a claim is presented to the Indemnified Party or the Indemnified Party becomes aware of substantial facts that would reasonably appear to the Indemnified Party to be likely to give rise to a claim for indemnity under Section 5.1 or 5.2, or (ii) five days if the Indemnified Party receives formal notice of the filling of a suit, petition or claim or the scheduling of a hearing related to a matter which may give rise to claim for indemnity under Section 5.1 or 5.2. The Indemnifying Party shall promptly defend, settle, compromise or litigate such claim in good faith. If the Indemnifying Party does not promptly defend, settle, compromise or litigate such claim in good faith, the Indemnified Party may do so without the Indemnifying Party's participation, in which case the Indemnifying Party may settle or compromise such claim without the Indemnifying Party's consent. If the Indemnified Party fails to notify the Indemnifying Party of claim in accordance with the terms of this Section, and the Indemnifying Party is thereby materially prejudiced by such failure of notice in its defense of the claim, the Indemnifying Party's obligation to indemnify under Section 5.1 or 5.2 shall be extinguished with respect to such claim to the extent that the Indemnifying Party has been prejudiced by the failure to give such notice.

     (d) The Indemnified Party shall not be entitled to indemnification for any claim until the aggregate amount of claims under Section 5.1 exceeds $25,000.00 (the "Threshold Amount"), and then the Indemnified Party may only recover the amount in excess of the Threshold Amount. Prior to seeking indemnification under
Section 5.1 the parties must first utilize proceeds available from relevant insurance policies of the Indemnified Party or in the case of claims related to professional liability, the insurance policies maintained by the Stockholders or Northern New Jersey Eye Institute, P.A. (the "Physician Group"). In addition, the Indemnifying Party's obligation under this Section 5.1 shall not exceed $1,296,316.00.

     (e) Notwithstanding the foregoing, Parent or the Surviving Corporation may claim a Company Breach and may seek indemnification hereunder, without regard to the Threshold Amount, if (i) Parent or the Surviving Corporation incurs any loss, cost or expense related to the matters set forth on Schedule 3.17; or (ii) the Stockholder or the Company breach Section 5.6.

     (f) The obligations under this Section 5.1 shall survive the Closing for a period of two years. The rights and remedies provided under Section 5.1 shall be exclusive of any other rights and remedies to which any of the Indemnified Parties may be entitled under this Agreement or otherwise at law or in equity in connection with a Company Breach or Parent Breach, as applicable.

     SECTION 5.2. Indemnification As Nonexclusive Remedy.

     (a) The Stockholders and the Company agree, to indemnify and hold Parent and its affiliates, and its officers, directors and agents harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of the breach by or nonperformance of the Company of any of the covenants contained in Sections 5.7 and 5.14 ("Company Nonexclusive Breach"); provided that the indemnification covenant contained in this Section will not require the Stockholders or the Company to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

     (b) Parent agrees to indemnify and hold the Stockholders and their respective heirs and assigns, and the Company and its affiliates and its officers, directors and agents harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees incurred in litigation or otherwise, assessed, incurred or sustained by or against any of them with respect to or arising out of the breach by or nonperformance of Parent of any of the covenants contained in Sections 5.8, 5.12, 5.13 or 5.15 ("Parent Nonexclusive Breach"); provided that the indemnification covenant contained in this Section will not require Parent to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

     (c) The claims of the Indemnified Party under Section 5.2 shall not be subject to the Threshold Amount. Notwithstanding anything herein to the contrary, Parent may seek indemnification hereunder for all costs Parent may incur in connection with remedying violations regarding the Plan (as defined herein), including, without limitation, contributions, excise taxes, penalties and interest on any excise taxes and penalties. Prior to seeking indemnification hereunder the parties must first utilize proceeds available from relevant insurance policies of the Indemnified Party.

     (d) The obligations of under this Section 5.2 shall survive the Closing. The rights and remedies provided under Section 5.2 shall be in addition to any other rights and remedies to which any of the Indemnified Parties may be entitled under this Agreement or otherwise at law or in equity in connection with a Company Nonexclusive Breach or Parent Nonexclusive Breach, as applicable.

     SECTION 5.3. Consents and Approvals. Stockholders and Company (i) shall obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, and (ii) shall diligently assist and cooperate with Parent and Newco in preparing and filing all documents required to be submitted by Parent or Newco to any governmental or regulatory authority, domestic or foreign, in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to Parent and Newco all information concerning Stockholders or the Company which in the opinion of counsel to Parent is required to be included in such documents), and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by Parent or Newco in connection with such transactions.

     SECTION 5.4. Further Assurances. Upon the request of Parent at any time after the Closing Date, Stockholders will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Parent or its counsel may request in order to perfect title of Parent and its successors and assigns to the Company Common Stock or otherwise to effectuate the purposes of this Agreement.

     SECTION 5.5. Required Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto will use diligent, good faith efforts to take, or cause to be taken, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to cause the fulfillment on or prior to the Closing Date of all of the conditions to its obligations hereunder and to consummate and make effective in a timely manner the transactions contemplated hereby.

     SECTION 5.6. Conduct of Business of the Company. After the execution of this Agreement but prior to the Closing Date, the Stockholders shall cause the Company to conduct its operations only according to its ordinary and usual course of business and to use its best efforts to preserve intact its business organizations, keep available the services of its officers and employees and maintain satisfactory relationships with the Professionals, payors and others having business relationships with the Company. Notwithstanding the immediately preceding sentence, pending the Closing Date and except as may be first approved by Parent or as is otherwise permitted or required by this Agreement, the Stockholders will cause (i) the Company's Articles of Incorporation and By-Laws to be maintained in their form on the date of this Agreement, (ii) the compensation payable or to become payable by the Company to any officer, employee or agent paid $25,000 per year or more on the Balance Sheet Date to be maintained at their levels on the date of this Agreement, except in the ordinary course of business, (iii) the Company to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, except in the ordinary course of business, (iv) the Company to refrain from entering into any contract or commitment except contracts in the ordinary course of business, (v) the Company to refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of the Company, and (vi) the Company to refrain from making any distributions to stockholders, other than the payment of salaries and bonuses, distributions of profits and repayment of debt. After the execution hereof but prior to the Closing Date, the Stockholders shall cause the Company to confer on a reasonable basis with one or more designated representatives of Parent to report material operational matters outside of the normal course of business and to report the general status of ongoing operations. The
Stockholders shall cause the Company to notify Parent of any change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, meetings or submissions involving any material property of the Company, and to keep Parent fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

     SECTION 5.7. Restrictive Covenant. Each Stockholder individually agrees that during the term of such Stockholder's employment or independent contractor relationship with the Physician Group and for a two (2) year period after its termination for any reason, such Stockholders shall not (i) directly or indirectly, induce any patient of the Practice (as defined in the Services Agreement (as defined herein)), or any organization, entity or individual that has an employment or other contractual relationship with the Practice, to terminate that relationship, or (ii) directly or indirectly, establish, operate or provide Medical Services (as defined in the Services Agreement), or establish any entity to operate or provide Medical Services, or contract with any individual or entity to operate or provide Medical Services anywhere within seven and one half (72) miles of the South Orange Office of the Practice (or if the principal office is relocated, such other location) and such other office(s) of the Practice at which the Professional Employee (as defined in the Services Agreement) practices (collectively, the "Restrictive Covenant"). The
Stockholders may be released from the Restrictive Covenant by paying the liquidated damages described in the Services Agreement. The parties acknowledge and agree that the Stockholders' activities in connection with (i) Accountable Health Plan, Inc., a New Jersey corporation ("AHP"), will not violate the restrictions set forth in this Section 5.7, provided that AHP's activities must be limited to providing services (a) pursuant to that certain agreement, dated March 17, 1995, between AHP and MasterCare, as amended or renewed, and (b) to ambulatory surgery centers in New Jersey which are not providing ophthalmic or optometric services, and (ii) Eye Care Resources, Inc., a New Jersey corporation ("ECR"), provided that ECR's activities and services must be outside of the United States and must be approved by the Chief Executive Officer of Parent.

     SECTION 5.8. Registration Rights.

     (a) The Stockholders may at any time beginning immediately after the Valuation Date and ending six (6) months following the Valuation Date demand Parent to register the Additional Stock under the Securities Act. The Stockholders, jointly or individually, must exercise the demand registration rights granted pursuant to this Section 5.8 during such six (6) month period or such rights shall expire and such rights may only be exercised once during such six (6) month period. If one Stockholder exercises his demand registration rights pursuant to this Section 5.8 it will bind both Stockholders. Upon the Stockholders exercise of their demand registration rights pursuant to this
Section 5.8 Parent shall use reasonable efforts to (i) file the required registration statement, (ii) have such registration statement become effective, and (iii) keep the registration statement effective for a four (4) month period.

     (b) In addition, if at any time or from time to time Parent proposes or is required to file with the SEC a registration statement under the Securities Act relating to any shares of Parent Common Stock (other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto, or any registration form that does not permit the inclusion therein of the Additional Stock issued pursuant to this Agreement) (the "Registration Statement"), Parent will each such time give prompt written notice of its intention to do so to all holders of Additional Stock issued pursuant to this Agreement then outstanding. Upon the written request of any such holders (collectively, the "Requesting Holders") given within 10 days after the delivery or mailing of such notice from Parent, Parent will use all commercially reasonable efforts to cause all Additional Stock issued pursuant to this Agreement then outstanding which such Requesting Holders shall have requested to be included (subject to the limitations set forth in Sections 5.8(c) and 5.8(d) below) in such Registration Statement ("Requested Shares") so as to permit the public sale or other disposition of such Requested Shares.

     (c) If the Registration Statement of which Parent gives notice relates to an underwritten public offering, Parent shall so advise the holders as a part of the written notice given pursuant to Section 5.8(b) above. In such event, the right of any Requesting Holder to registration shall be conditioned upon such Requesting Holder's execution of the underwriting agreement agreed to by Parent and the managing underwriters selected by Parent for such underwritten offering.

     (d) Notwithstanding any other provisions of this Section 5.8, if the managing underwriters advise Parent that marketing factors require a limit on the number of shares to be underwritten, Parent may (subject to the limitations set forth below) exclude all Requested Shares from, or limit the number of Requested Shares to be included in, the Registration Statement and underwriting. In such event, Parent shall so advise all Requesting Holders, and the number of Requested Shares and other shares ("Other Shares") requested to be included in such Registration Statement and underwriting by other persons or entities that are then stockholders of Parent ("Other Holders"), after providing for all shares that Parent proposes to offer and sell for its own account, shall be allocated among the Requesting Holders and the Other Holders pro rata on the basis of (i) the number of Requested Shares then held by such Requesting Holders and (ii) the aggregate number of Other Shares then held by the Other Holders. If any Requested Shares or Other Shares are excluded or withdrawn from such Registration Statement and underwriting for any reason other than pursuant to the previous sentence, then Parent shall offer to Requesting Holders and Other Holders the right to include additional Requested Shares or Other Shares, as applicable, in the Registration Statement and underwriting in an amount equal to the number of shares so excluded or withdrawn, with such additional shares to be allocated among the Requesting Holders and Other Holders requesting additional inclusion, on the same basis as in the preceding sentence.

     (e) In the case of each Registration Statement effected by Parent pursuant to the terms described herein, Parent will keep each Requesting Holder advised in writing as to the initial filing of each Registration Statement and as to the effectiveness thereof. Parent will use reasonable efforts to: (i) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Requesting Holder from time to time may reasonably request; and (ii) cause all such Requested Shares that are registered under a Registration Statement to be listed on each securities exchange or national market system on which similar shares issued by Parent are then listed.

     (f) Each Stockholder shall from time to time promptly supply to Parent in writing any information relating to such Stockholder, his holdings of Parent Common Stock, and his intended plan of distribution as Parent may reasonably request in order for it to comply with the rules of the Securities and Exchange Commission relating to such registration statement.

     (g) All reasonable expenses incurred in connection with the registration effected pursuant to this Section 5.8, including without limitation all registration, filing, and qualification fees (including blue sky fees), printing expenses, escrow fees, fees and disbursements of counsel for Parent, expenses of special audits incidental to or required by such registration, the premiums for insurance, if any, and all discounts and brokers' and underwriters' fees and commissions shall be allocated among Parent, Stockholders and any other stockholders of Parent registering shares at the same time, if applicable, in proportion to the number of shares of stock to be registered by each such party as compared to the total number of shares of stock to be registered by all such parties in such registration.

     SECTION 5.9. Full Access to the Company. Upon reasonable notice, during ordinary business hours, the Company shall afford to Parent and its directors, officers, employees, counsel, accountants and other authorized representatives and agents free and full access to the management, facilities, properties, books and records of the Company in order that Parent may have full opportunity to make such investigations of the Company as Parent may desire.

     SECTION 5.10. Taxes. Promptly after the Closing the Stockholders shall order from the state of New Jersey a Certificate of Corporation Franchise Tax Lien, and shall provide Parent with a copy of such Certificate upon the Company's receipt thereof.

     SECTION 5.11. Reorganization. Immediately prior to the Closing, the Company shall take all actions necessary to reorganize as a general business corporation under the laws of the state of New Jersey.

     SECTION  5.12.  Use of  Name.  After  the  Effective  Time,  the  Surviving
Corporation will only use the name "Northern New Jersey Eye Institute" in connection with winding up the affairs of the Company and will in no event use such name in its on-going business operations.

     SECTION 5.13. Insurance. So long as Newco has any indemnification obligations under Section 5.1 or 5.2 hereof, Newco shall and Parent shall cause Newco to maintain in effect insurance coverage with substantially similar coverage limits as are contained in the policies described as items 1 - 3 on
Schedule 3.21. So long the Stockholders have any indemnification obligations under Section 5.1 or 5.2 hereof, the Stockholders shall or the Stockholders shall cause the Physician Group to maintain in effect insurance coverage with substantially similar coverage limits as are contained in the policies described as item 4 on Schedule 3.21.

     SECTION 5.14. The Company's 401(k) Plan. Prior to the Closing, the Company shall (i) have made all outstanding contributions to the Company's 401(k) plan (the "Plan") related to the relevant pay periods prior to the Closing Date, (ii) cease making contributions to the Plan and cease benefit accruals to the Plan as of April 2, 1996, (iii) not admit new participants to the Plan after April 2, 1996, (iv) not accrue further eligibility service for any participants in the Plan after April 2, 1996, (v) fully vest all participants in the Plan, and (vi) terminate the Plan and distribute all Plan assets prior to the Closing Date.

     SECTION 5.15. Accounts Receivable. If the Closing Date occurs on June 17, 1996, as a result of the Merger, the Surviving Corporation will own all accounts receivable which are on the Company's books and records as of the Effective Time (the "Accounts Receivable"). If the Closing Date occurs prior to June 17, 1996, the parties shall negotiate in good faith as to what amount of Accounts Receivable which are collected by the Surviving Corporation after the Closing Date shall be paid to each of the Stockholders.

     SECTION 5.16. Medical Records. The patient medical records which have been created by the Stockholders and the other physicians employed by the Company will not be transferred to Newco and will be maintained by the Physician Group after the Effective Time.

                                   ARTICLE VI

                               CLOSING CONDITIONS

      SECTION 6.1. Conditions to Each Party's Obligations under this AgreementConditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      (a) Any and all permits, consents, waivers, clearances, approvals and authorizations of all third parties and governmental bodies which are necessary or advisable in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been obtained.

      (b) No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or governmental authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

      SECTION 6.2. Parent's Conditions to Close. The obligations of Parent under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

      (a) Each of the covenants, obligations and conditions of the Company and the Stockholders required to be performed or complied with or satisfied at or prior to the Closing pursuant to this Agreement shall have been duly performed, complied with and satisfied, and Parent shall have received on the Closing Date a certificate to that effect signed by an officer of the Company.

      (b) All (i) action required by law or otherwise to be taken by the Board of Directors of the Company and Stockholders to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby shall have been duly and validly taken, and no Stockholders shall have asserted dissenters' rights under the Act, (ii) licenses, permits, consents, waivers, approvals and similar authorizations necessary for the lawful conduct of the business of the Surviving Corporation following the Closing Date shall have been obtained, (iii) licenses, permits, consents, waivers, approvals and similar authorizations of or from any governmental authorities or other persons necessary or advisable in connection with the consummation of the Merger and the other transactions contemplated by this Agreement shall have been delivered, made or obtained, and Parent shall have received copies thereof in form and substance satisfactory to Parent, and (iv) all consents and assignments necessary to transfer to the Surviving Corporation the leases of real property utilized by the Company prior to the Closing.

      (c) The Company shall have delivered to Parent an opinion of Nixon, Hargrave, Devans & Doyle, LLP, dated as of the Effective Time, in form and substance reasonably satisfactory to the Company.

      (d) Parent shall have been furnished with evidence reasonably satisfactory to it of the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or instrument except those for which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or on the Surviving Corporation.

      (e) Parent's Board of Directors shall have approved the Merger and the other transactions contemplated by this Agreement.

      (f) Newco shall have received an executed original of (i) the Services Agreement between Newco and Physician Group (the "Services Agreement"), (ii) an Agreement and Plan of Merger by and among Parent, Newco, Cataract Hotline, Inc., a New Jersey corporation, and Michael R. Norris, (iii) an Asset Purchase Agreement by and between Parent and Norris (the "Asset Purchase Agreement"),
(iv) Employment Agreement between Parent and Norris, (v) Employment Agreement between Parent and Richard W. Jones, (vi) Employment Agreement between Physician Group and Norris, (vii) Employment Agreement between Physician Group and Spier,
(viii) Amendment and Assignment of Employment Agreement of Charles J. Crane, M.D. to Physician Group, and (ix) Management Agreement between Physician Group and Norris; all in a form reasonably acceptable to Parent.

      (g) The Stockholders shall have delivered to Parent the written resignations, effective as of the Closing Date, of all directors and officers of the Company. The Stockholders shall have delivered to Parent written terminations related to the Company's employment agreements with each of Norris, Spier and Richard W. Jones.

      (h) The Stockholders shall have delivered to Parent (i) copies of the Company's charter, including all amendments thereto, certified by the appropriate official of its jurisdiction of incorporation; and (ii) certificates from the appropriate official of the respective jurisdictions of incorporation to the effect the Company is in good standing and listing all charter documents of the Company and such subsidiaries on file.

      (i) The representations and warranties of the Stockholders and the Company contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Stockholders shall have delivered to Parent on the Closing Date a certificate, dated the Closing Date, to such effect.

      (j) No action or proceedings shall have been instituted or, to the best knowledge, information and belief of the Stockholders or the Company, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Stockholders shall have delivered to Parent on the Closing Date a certificate, dated the Closing Date, to such effect.

      (k) All indebtedness of the Company, other than the following, shall have been repaid in full or otherwise forgiven or settled in a manner satisfactory to
Parent: (i) the account payable to Medic Computer Systems Inc. ("Medic") which consists of a $82,600.00 obligation which will be partially satisfied by the $10,000.00 deposit previously made by the Company, (ii) accounts payable arising in the ordinary course of the Company's business, (iii) the Company's payroll obligations for the period ending as of the Closing Date, and (iv) the Company's line of credit from Norris which shall be restructured in accordance with the terms of an agreement acceptable to Parent. Parent shall received evidence, in a form reasonably acceptable to Parent, that the following obligations of the Company have been satisfied: (i) item 3 on Schedule 3.13, and (ii) amounts owed to Medic for prior services. In addition, Norris shall have agreed to indemnify and hold Parent harmless from any claim or expense associated with item 4 on
Schedule 3.17.

      (l) Parent and the Company shall have received an appraisal of the Company in a form reasonably satisfactory to such parties.

      (m) Parent shall have received evidence, in a form reasonably satisfactory to Parent, that the Company has taken the actions described in Section 5.14.

      (n) Parent shall have received a written loan commitment in form and substance satisfactory to Parent for a revolving asset based lending facility ("ABLF") and from a lender satisfactory to Parent (the "Lender"), and Parent and the Lender shall have executed the necessary documents and satisfied all conditions precedent with respect to the establishment of the ABLF such that financing is immediately available to be drawn upon by Parent thereunder to fund Parent's purchase of the Assets (as such term is defined in the Asset Purchase Agreement), including its obligations under the Promissory Note executed in connection with the Asset Purchase Agreement. Parent agrees to use its best efforts to make such applications and proceed diligently in securing the ABLF.

      SECTION 6.3. The Company's Conditions to Close. The obligations of the Company under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

      (a) Each of the covenants, obligations and conditions of Parent and Newco required to be performed or complied with or satisfied at or prior to the Closing pursuant to this Agreement shall have been duly performed, complied with and satisfied, and the Company shall have received on the Closing Date a certificate to that effect signed by an officer of Parent.

      (b) The representations and warranties of Parent and Newco contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Parent shall have delivered to the Company on the Closing Date a certificate, dated the Closing Date, to such effect.

      (c) The Company shall have received an executed original of (i) the Services Agreement, (ii) an Agreement and Plan of Merger by and among Parent, Newco, Cataract Hotline, Inc., a New Jersey corporation, and Michael R. Norris,
(iii) the Asset Purchase Agreement, (iv) Employment Agreement between Parent and Norris, (v) Employment Agreement between Parent and Richard W. Jones, (vi) Employment Agreement between Physician Group and Norris, (vii) Employment Agreement between Physician Group and Spier, (viii) Amendment and Assignment of Employment Agreement of Charles J. Crane, M.D. to Physician Group, and (ix)
Management Agreement between Physician Group and Norris; all in a form reasonably acceptable to the Company.

      (d) No action or proceedings shall have been instituted or, to the best knowledge, information and belief of Parent, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Parent shall have delivered to the Company on the Closing Date a certificate, dated the Closing Date, to such effect.

      (e) Parent shall have delivered to the Company and the Stockholders an opinion of Sonnenschein Nath & Rosenthal, dated as of the Effective Time, in form and substance reasonably satisfactory to the Company.

      (f) Parent and the Company shall have received an appraisal of the Company in a form reasonably satisfactory to such parties.

      (g) Norris and Spier shall have executed and delivered a purchase agreement related to their respective ownership interest in the Company.

                                   ARTICLE VII

                                     CLOSING

         SECTION 7.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the earlier of (i) June 17, 1996 or (ii) if the conditions set forth in Section 6.2(n) have been satisfied, on such earlier date as Parent and the Stockholders shall mutually agree, at the offices of Sonnenschein, Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020 or at such other place as the parties shall agree, and shall be effective as of the Effective Time (the "Closing Date"). At the Closing:

      (a) the Company shall deliver to Parent the following:

            (i) all certificates representing the Company Common Stock; and

            (ii) all  other  previously  undelivered  documents  required  to be delivered by the Company to Parent at or prior to the Closing pursuant to the terms of this Agreement.

      (b) Parent shall deliver or cause to be delivered to the Company or the Stockholders the following:

            (i) all certificates representing the Parent Common Stock; and

            (ii) all other previously undelivered documents required to be delivered by Parent to the Company or the Stockholders at or prior to the Closing pursuant to the terms of this Agreement.

                                  ARTICLE VIII

                      This Section Intentionally Left Blank

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         SECTION 9.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective
Time:

      (a) by mutual consent of the Company and Parent;

      (b) by either the Company or Parent;

            (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Parent on the one hand, or the Company on the other, set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, prior to the date on which the conditions other than the accuracy of the representation and warranty in question would be satisfied for the Closing or, in the case of a covenant or agreement, within five (5) business days following receipt by the breaching party of notice of such breach;

            (ii) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

            (iii) if the Effective Time shall not have occurred on or before June 17, 1996; provided, however, that the right to terminate this Agreement shall not be available to any party whose material breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date.

         SECTION 9.2. Procedure and Effect of Termination. In the event of termination and abandonment of the Merger pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein;

      (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

      (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of this Section 9.2 and Section 10.5, shall remain in full force and effect, and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1 Survival of Provisions. The representations, warranties, covenants and agreements related to a Company Breach and a Parent Breach (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement for a period of two years. The representations, warranties, covenants and agreements related to a Company Nonexclusive Breach and a Parent Nonexclusive Breach shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations and warranties, the party to whom such representations and warranties have been made shall have all rights and remedies for such breach available to him under the provisions of Sections 5.1 and 5.2 of this Agreement, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

      SECTION 10.2. Publicity. So long as this Agreement shall be in effect, none of the Company, either Stockholder nor Parent shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be withheld where such release or announcement is required by applicable law.

      SECTION 10.3. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Parent shall have the unrestricted right to assign this Agreement and all or any part of his rights hereunder and to delegate all or any part of its obligations hereunder to any affiliate of Parent, but in such event Parent shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person, firm or corporation not a party to this Agreement, or the legal representatives of such person, firm or corporation, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

      SECTION 10.4. Brokers and Finders. Each of parties represents and warrants to the other that he has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. Each of the Company and Parent agrees to indemnify and hold harmless the other against any brokerage fee, commission, finder's fee, or financial advisory fee due to any person, firm or corporation acting on his behalf in connection with the transactions contemplated by this Agreement.

      SECTION 10.5. Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

      SECTION 10.6. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

              1. if to the Company, to:

                          John W. Norris, M.D.
                          71 South Second Street
                          South Orange, New Jersey  07070

                 with a copy to:

                           Nixon, Hargrave Devans & Doyle, LLP
                           990 Stewart Avenue
                           Garden City, New York 11530
                           Attn: Michael J. Taubin

              2. if to Parent, to:

                           LaserSight Incorporated
                           12161 Lackland Road
                           St. Louis, Missouri 63146
                           Attn:  Chief Executive Officer

                 with a copy to:

                           Sonnenschein Nath & Rosenthal
                           One Metropolitan Square
                           Suite 3000
                           St. Louis, Missouri 63102
                           Attn:  Alan Bornstein


or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

      SECTION 10.7. Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

      SECTION 10.8. Waivers and Amendments. Each of the Company and Parent may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement;
(c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to his own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

      SECTION 10.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity of enforceability of this Agreement or of any other term or provision hereof.

      SECTION 10.10. Article and Section Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

      SECTION 10.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      SECTION 10.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 10.13. Schedules. Disclosure included on any schedule delivered pursuant to this Agreement shall be considered to be made for purposes of all schedules to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.


                                                LASERSIGHT INCORPORATED


                                                    /s/Michael R. Farris
                                                By:---------------------------
                                                     Chief Executive Officer

                                                LSI ACQUISITION, INC.

                                                    /s/Michael R. Farris
                                                By:---------------------------
                                                       Michael R. Farris
                                                Name:-------------------------
                                                       President
                                                Title:------------------------

                                                EYE DIAGNOSTICS & SURGERY, P.A.

                                                   /s/John W. Norris
                                                By:---------------------------
                                                      John W. Norris
                                                Name:-------------------------
                                                       President
                                                Title:------------------------



                                                STOCKHOLDERS

                                                /s/John W. Norris
                                                ------------------------------
                                                John W. Norris, M.D.

                                                /s/Bernard Spier
                                                ------------------------------
                                                Bernard Spier, M.D.